Exhibit 10.6
ADDENDUM TO
LICENSE AGREEMENT
BETWEEN
SEVEN CELLOS AND HARBREW IMPORTS, LTD.

This Addendum, dated November 1, 2007, sets forth certain amendments to the License Agreement between Seven Cellos, LLC ("Seven Cellos") and Harbrew Imports, LLC ("Harbrew") dated April 26, 2007 ("the License Agreement"). By this Addendum, the parties hereto: i) memorialize their agreement to extend the License to cover specific promotional products related to the Danny DeVito Premium Limoncello ("the Beverage") identified herein; and ii) create a simplified mechanism by which additional products can be integrated into the License Agreement.  Seven Cellos and Harbrew are hereinafter together referred to as "the Parties."

WHEREAS, the Parties desire to expand the License Agreement to include a promotional drinking glass, and for that glass to be subject to the very same compensation terms as defined in the Agreement;

WHEREAS, the Parties wish to have a method by which both parties can agree, by mutually signing a one page schedule, to include additional promotional products under the terms of the License Agreement;

WHEREAS, the Parties acknowledge and agree that each has given and received from the other consideration that is in addition to the consideration given or received in their Licensing Agreement, which is defined more explicitly below;

NOW THEREFORE, in consideration of the mutual covenants herein stated, SEVEN CELLOS and HARBREW agree to clarify or amend particular terms of their License Agreement as follows:

1.                    License:

a)          A promotional drinking glass that is contemplated to be sold in multiple possible venues as a related product to the Beverage, referred to herein as the "DDV Promo Glass," is to be immediately included in the License Agreement, and shall be subject to the same terms and conditions as the Beverage;

(b)         Additional promotional products, not including the DDV Promo Glass which is covered by the body of this Addendum, may be included similarly if the Parties agree by signing a Schedule and immediately filing such as an Addendum with the Secretary of Harbrew and appropriate officer or manager of Seven Cellos, as well as with the Securities and Exchange Commission once Harbrew is subject to reporting requirements.

2.           Consideration:

Warrant Grant: as additional consideration for extending the License Agreement to cover promotional products, Harbrew is hereby issuing to Seven Cellos a warrant to purchase 20,000 shares of the issued and outstanding stock of Company, for an exercise price equal to the lower of $1.00 per share, or 85% of the 30 day average bid and ask price as reported by the PinkSheets, OTC Bulletin Board or whatever exchange or service that lists the Company's Common Stock; provided, however, that in no event shall the exercise price be less than $0.50 per share. Trudi Behr "Behr" shall also be granted a warrant to purchase 5,000 shares of the issued and outstanding stock of Company, for an exercise price of the lower of $1.00 per share, or 85% of the 30 day average bid and ask price as recorded on the PinkSheets, OTC Bulletin Board or whatever exchange or service that lists the Company's Common Stock; provided, however, that in no event shall the exercise price be less than $0.50 per share.

IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed by their respective officers, who are each authorized to sign on behalf of his respective corporation, and have duly delivered and executed this Addendum to be effective on September ☐, 2007, intending it to be an instrument under seal.

SEVEN CELLOS, LLC.

By:

Danny DeVito
President

HARBREW IMPORTS, LLC.

By:	/s/ Richard DeCicco
Richard DeCicco,
Chief Executive Officer

Schedule [  ]

DANNY DEVITO PREMIUM LIMONCELLO
RELATED AND/OR PROMOTINOAL PRODUCT APPLICATION

Name of Product	Date of Application	Description

The described product, once accepted by the Parties, shall be deemed to be incorporated into the Licence Agreement entered into on April 26, 2007 and amended on November [ ] 2007 (collectively, "the Agreement"), and shall be subject to the same terms and conditions as the Beverage in the Agreement. Parties can indicate approval for the above described product by: 1) signing below, before a witness, and; 2) providing copies of the fully executed agreement to the appropriate record keeper of his respective busienss entity. Once reporting, all such new product additions to the License Agreement shall be filed with the Securities and Exchange Commission.

SEVEN CELLOS, LLC

By:
Danny DeVito
President

ATTEST:

_____________________________

PRINT NAME BELOW SIGNATURE
Secretary or other witness.

HARBREW IMPORTS, LLC.

By:	/s/ Richard DeCicco
Richard DeCicco
Chief Executive Officer

ATTEST:

____________________________

PRINT NAME BELOW SIGNATURE
Secretary or other witness